Exhibit 99.1

Aptiv Reports Third Quarter 2023 Financial Results
Strong Revenue Growth and Record Adjusted Operating Earnings

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported third quarter 2023 U.S. GAAP earnings of $5.76 per diluted share. Excluding special items, third quarter earnings totaled $1.30 per diluted share.

Third Quarter Financial Highlights Include:
•U.S. GAAP revenue of $5.1 billion, an increase of 11%
◦Revenue increased 7% adjusted for currency exchange, commodity movements and acquisitions; growth over market of 2% based on AWM1 of 5%
•U.S. GAAP net income of $1,629 million, diluted earnings per share of $5.76
◦Excluding special items, diluted earnings per share of $1.30
•U.S. GAAP operating income margin of 8.7%
◦Adjusted Operating Income margin of 11.0%, Adjusted Operating Income of $560 million; Adjusted EBITDA margin of 14.2%; Adjusted EBITDA of $727 million
•Generated $746 million of cash from operations

Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $15.1 billion, an increase of 18%
◦Revenue increased 16% adjusted for currency exchange, commodity movements and acquisitions; growth over market of 5% based on AWM1 of 11%
•U.S. GAAP net income of $2,004 million, diluted earnings per share of $7.17
◦Excluding special items, diluted earnings per share of $3.46
•U.S. GAAP operating income margin of 8.0%
◦Adjusted Operating Income margin of 10.1%, Adjusted Operating Income of $1,527 million; Adjusted EBITDA margin of 13.3%; Adjusted EBITDA of $2,016 million
•Generated $1,272 million of cash from operations
•Returned $98 million to shareholders through share repurchases

“Building off the momentum of a strong first half, Aptiv delivered another solid quarter of financial results,” said Kevin Clark, chairman and chief executive officer. “The automotive industry is on a clear path towards the fully electrified, software-defined vehicle, and Aptiv is uniquely positioned to enable this transformation. We have successfully leveraged our full system-level capabilities to provide customers with solutions that deliver better

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

performance and greater flexibility, all at lower cost, as reflected in our record year-to-date new business awards of $27 billion. Our solutions and capabilities, combined with a relentless focus on execution and operational excellence, will continue to drive a more resilient and profitable business.”

Third Quarter 2023 Results
For the three months ended September 30, 2023, the Company reported U.S. GAAP revenue of $5.1 billion, an increase of 11% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 7% in the third quarter. This reflects growth of 10% in Europe, 10% in North America, 2% in Asia, which was flat in China, and 12% in South America, our smallest region.
The Company reported third quarter 2023 U.S. GAAP net income of $1,629 million and earnings of $5.76 per diluted share, compared to $286 million and $1.05 per diluted share in the prior year period. Third quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $367 million, or earnings of $1.30 per diluted share, compared to $364 million, or $1.28 per diluted share, in the prior year period.
Third quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $560 million, compared to $525 million in the prior year period, primarily reflecting increased volumes in North America and Europe as well as pricing. Adjusted Operating Income margin was 11.0%, compared to 11.4% in the prior year period. Depreciation and amortization expense totaled $226 million, an increase from $190 million in the prior year period.
Interest expense for the third quarter totaled $75 million, an increase from $58 million in the prior year period.
Tax benefit in the third quarter of 2023 was $1,312 million, which primarily reflects a deferred tax benefit of approximately $1.4 billion recognized as a result of transactions entered into as part of a reorganization of the Company’s corporate entity structure. Tax expense in the third quarter of 2022 was $59 million, resulting in an effective tax rate of 14%.
The Company generated net cash flow from operating activities of $746 million in the third quarter, compared to $437 million in the prior year period.

Year-to-Date 2023 Results
For the nine months ended September 30, 2023, the Company reported U.S. GAAP revenue of $15.1 billion, an increase of 18% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 16% during the period. This reflects growth of 21% in Europe, 14% in North America, 13% in Asia, which includes growth of 11% in China, and 15% in South America, our smallest region.
For the 2023 year-to-date period, the Company reported U.S. GAAP net income of $2,004 million and earnings of $7.17 per diluted share, compared to $298 million and $1.10 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $981 million, or $3.46 per diluted share, compared to $606 million, or $2.14 per diluted share, in the prior year period.
The Company reported Adjusted Operating Income of $1,527 million for the nine months ended September 30, 2023, compared to $1,062 million in the prior year period. Adjusted Operating Income margin was 10.1% for the nine months ended September 30, 2023, compared to 8.3% in the prior year period, reflecting our revenue growth over market of 5%, increased global vehicle production, pricing and the results from our recent acquisitions. Depreciation and amortization expense totaled $666 million, an increase from $574 million in the prior year period.

Interest expense for the nine months ended September 30, 2023 totaled $214 million, an increase from $157 million in the prior year period, which includes impacts from our $2.5 billion debt issuance in the first quarter of 2022 in anticipation of the Wind River Systems, Inc. acquisition and increased interest rates on our variable rate debt.
Tax benefit for the nine months ended September 30, 2023 was $1,248 million, which primarily reflects a deferred tax benefit of approximately $1.4 billion recognized as a result of transactions entered into as part of a reorganization of the Company’s corporate entity structure. Tax expense in the prior year period was $96 million, resulting in an effective tax rate of approximately 15%, which was impacted by the geographic mix of earnings and increased losses in certain jurisdictions where no tax benefit was recognized, including the impact of charges resulting from the conflict between Ukraine and Russia.
The Company generated net cash flow from operating activities of $1,272 million in the nine months ended September 30, 2023, compared to $330 million in the prior year period. As of September 30, 2023, the Company had cash and cash equivalents of $1.8 billion and total available liquidity of $4.3 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Tranche A Term Loan Early Prepayment
In October 2023, the entire remaining balance on the Tranche A Term Loan of $301 million was repaid utilizing cash on hand. No premium or penalty was incurred in connection with the repayment.

Share Repurchase Program
Year-to-date, the Company repurchased 0.9 million shares for approximately $98 million, leaving approximately $1.9 billion available for future share repurchases. All repurchased shares were retired.

Full Year 2023 Outlook
The Company’s full year 2023 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2023
Net sales (1)	$19,950 - $20,250
Adjusted EBITDA	$2,755 - $2,855
Adjusted EBITDA margin	13.8% - 14.1%
Adjusted operating income	$2,075 - $2,175
Adjusted operating income margin	10.4% - 10.7%
Adjusted net income per share (2)	$4.60 - $4.90
Cash flow from operations	$2,000
Capital expenditures	$950
Adjusted effective tax rate	~12.5%
(1) The Company’s full year 2023 financial guidance includes adverse impacts to revenue of approximately $180 million as a result of the UAW labor strikes initiated during the third quarter of 2023, assuming there are no further impacts from work stoppages subsequent to the end of October 2023.
(2) The Company’s full year 2023 financial guidance includes approximately $1.10 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.794.2588 (international) or through a webcast at ir.aptiv.com. The conference ID number is 2903683. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.

Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; fluctuations in interest rates and foreign currency exchange rates;

the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; changes to tax laws; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Net sales	$5,114	$4,614	$15,132	$12,849
Operating expenses:
Cost of sales	4,221	3,821	12,615	11,027
Selling, general and administrative	360	275	1,055	835
Amortization	59	37	177	112
Restructuring	28	11	81	52
Total operating expenses	4,668	4,144	13,928	12,026
Operating income	446	470	1,204	823
Interest expense	(75)	(58)	(214)	(157)
Other income (expense), net	26	20	36	(44)
Income before income taxes and equity loss	397	432	1,026	622
Income tax benefit (expense)	1,312	(59)	1,248	(96)
Income before equity loss	1,709	373	2,274	526
Equity loss, net of tax	(72)	(67)	(227)	(202)
Net income	1,637	306	2,047	324
Net income (loss) attributable to noncontrolling interest	8	5	15	(21)
Net loss attributable to redeemable noncontrolling interest	—	—	(1)	—
Net income attributable to Aptiv	1,629	301	2,033	345
Mandatory convertible preferred share dividends	—	(15)	(29)	(47)
Net income attributable to ordinary shareholders	$1,629	$286	$2,004	$298

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$5.76	$1.05	$7.17	$1.10
Weighted average number of diluted shares outstanding	283.01	271.10	283.44	271.10

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,808	$1,531
Accounts receivable, net	3,647	3,433
Inventories	2,432	2,340
Other current assets	603	480
Total current assets	8,490	7,784
Long-term assets:
Property, net	3,579	3,495
Operating lease right-of-use assets	511	451
Investments in affiliates	1,498	1,723
Intangible assets, net	2,423	2,585
Goodwill	5,073	5,106
Other long-term assets	2,137	740
Total long-term assets	15,221	14,100
Total assets	$23,711	$21,884
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$43	$31
Accounts payable	3,056	3,150
Accrued liabilities	1,597	1,684
Total current liabilities	4,696	4,865
Long-term liabilities:
Long-term debt	6,419	6,460
Pension benefit obligations	372	354
Long-term operating lease liabilities	419	361
Other long-term liabilities	732	750
Total long-term liabilities	7,942	7,925
Total liabilities	12,638	12,790
Commitments and contingencies
Redeemable noncontrolling interest	93	96

Total Aptiv shareholders’ equity	10,778	8,809
Noncontrolling interest	202	189
Total shareholders’ equity	10,980	8,998
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$23,711	$21,884

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$2,047	$324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	666	574
Restructuring expense, net of cash paid	4	2
Deferred income taxes	(1,408)	(6)
Loss from equity method investments, net of dividends received	232	205
Other charges related to Ukraine/Russia conflict	—	54
Other, net	125	97
Changes in operating assets and liabilities:
Accounts receivable, net	(213)	(582)
Inventories	(87)	(301)
Accounts payable	(1)	(107)
Other, net	(73)	85
Pension contributions	(20)	(15)
Net cash provided by operating activities	1,272	330
Cash flows from investing activities:
Capital expenditures	(703)	(666)
Proceeds from sale of property	3	3
Proceeds from business divestitures, net of cash sold	(17)	—
Cost of business acquisitions and other transactions, net of cash acquired	(83)	(220)
Proceeds from sale of technology investments	—	3
Cost of technology investments	(1)	(42)
Settlement of derivatives	6	9
Net cash used in investing activities	(795)	(913)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(30)	(5)
Proceeds from issuance of senior notes, net of issuance costs	—	2,472
Contingent consideration payments	(10)	—
Dividend payments of consolidated affiliates to minority shareholders	—	(8)
Repurchase of ordinary shares	(98)	—
Distribution of mandatory convertible preferred share cash dividends	(32)	(47)
Taxes withheld and paid on employees’ restricted share awards	(31)	(36)
Net cash (used in) provided by financing activities	(201)	2,376
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(23)	(54)
Increase in cash, cash equivalents and restricted cash	253	1,739
Cash, cash equivalents and restricted cash at beginning of the period	1,555	3,139
Cash, cash equivalents and restricted cash at end of the period	$1,808	$4,878

Reconciliation of cash, cash equivalents and restricted cash and cash classified as assets held for sale
	September 30,
	2023	2022
	(in millions)
Cash, cash equivalents and restricted cash	$1,808	$4,854
Cash classified as assets held for sale	—	24
Total cash, cash equivalents and restricted cash	$1,808	$4,878

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	%	2023	2022	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,687	$3,424	8%	$10,830	$9,569	13%
Advanced Safety and User Experience	1,441	1,199	20%	4,339	3,307	31%
Eliminations and Other (a)	(14)	(9)		(37)	(27)
Net Sales	$5,114	$4,614		$15,132	$12,849

Adjusted Operating Income
Signal and Power Solutions	$451	$444	2%	$1,217	$995	22%
Advanced Safety and User Experience	109	81	35%	310	67	363%
Adjusted Operating Income	$560	$525		$1,527	$1,062

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	282.84	270.93	275.56	270.88
Dilutive shares related to RSUs	0.17	0.17	0.13	0.22
Weighted average MCPS Converted Shares	—	—	7.75	—
Weighted average ordinary shares outstanding, including dilutive shares	283.01	271.10	283.44	271.10
Net income per share attributable to ordinary shareholders:
Basic	$5.76	$1.06	$7.27	$1.10
Diluted	$5.76	$1.05	$7.17	$1.10

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended September 30, 2023

Reported net sales % change	11%
Less: foreign currency exchange and commodities	—%
Less: acquisitions	4%
Adjusted revenue growth	7%

Nine Months Ended September 30, 2023

Reported net sales % change	18%
Less: foreign currency exchange and commodities	(2)%
Less: acquisitions	4%
Adjusted revenue growth	16%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$1,629		$301		$2,033		$345
Interest expense	75		58		214		157
Other (income) expense, net	(26)		(20)		(36)		44
Income tax (benefit) expense	(1,312)		59		(1,248)		96
Equity loss, net of tax	72		67		227		202
Net income (loss) attributable to noncontrolling interest	8		5		15		(21)
Net loss attributable to redeemable noncontrolling interest	—		—		(1)		—
Operating income	$446	8.7%	$470	10.2%	$1,204	8.0%	$823	6.4%
Amortization	59		37		177		112
Restructuring	28		11		81		52
Other acquisition and portfolio project costs	20		2		45		13
Asset impairments	—		5		—		8
Other charges related to Ukraine/Russia conflict	—		—		—		54
Compensation expense related to acquisitions	7		—		20		—
Adjusted operating income	$560	11.0%	$525	11.4%	$1,527	10.1%	$1,062	8.3%

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$395	$51	$446
Amortization	35	24	59
Restructuring	7	21	28
Other acquisition and portfolio project costs	14	6	20
Compensation expense related to acquisitions	—	7	7
Adjusted operating income	$451	$109	$560

Depreciation and amortization (a)	$160	$66	$226

Three Months Ended September 30, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$403	$67	$470
Amortization	35	2	37
Restructuring	1	10	11
Other acquisition and portfolio project costs	—	2	2
Asset impairments	5	—	5
Adjusted operating income	$444	$81	$525

Depreciation and amortization (a)	$147	$43	$190

Nine Months Ended September 30, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,054	$150	$1,204
Amortization	107	70	177
Restructuring	22	59	81
Other acquisition and portfolio project costs	34	11	45
Compensation expense related to acquisitions	—	20	20
Adjusted operating income	$1,217	$310	$1,527

Depreciation and amortization (a)	$464	$202	$666

Nine Months Ended September 30, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$796	$27	$823
Amortization	107	5	112
Restructuring	23	29	52
Other acquisition and portfolio project costs	7	6	13
Asset impairments	8	—	8
Other charges related to Ukraine/Russia conflict	54	—	54
Adjusted operating income	$995	$67	$1,062

Depreciation and amortization (a)	$441	$133	$574

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Consolidated Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions)
Net income attributable to Aptiv	$1,629	$301	$2,033	$345
Interest expense	75	58	214	157
Income tax (benefit) expense	(1,312)	59	(1,248)	96
Net income (loss) attributable to noncontrolling interest	8	5	15	(21)
Net loss attributable to redeemable noncontrolling interest	—	—	(1)	—
Depreciation and amortization	226	190	666	574
EBITDA	$626	$613	$1,679	$1,151
Other (income) expense, net	(26)	(20)	(36)	44
Equity loss, net of tax	72	67	227	202
Restructuring	28	11	81	52
Other acquisition and portfolio project costs	20	2	45	13
Other charges related to Ukraine/Russia conflict	—	—	—	54
Compensation expense related to acquisitions	7	—	20	—
Adjusted EBITDA	$727	$673	$2,016	$1,516

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$1,629	$286	$2,004	$298
Mandatory convertible preferred share dividends	—	15	29	47
Net income attributable to Aptiv	1,629	301	2,033	345
Adjusting items:
Amortization	59	37	177	112
Restructuring	28	11	81	52
Other acquisition and portfolio project costs	20	2	45	13
Asset impairments	—	5	—	8
Other charges related to Ukraine/Russia conflict (a)	—	—	—	29
Compensation expense related to acquisitions	7	—	20	—
Costs associated with acquisitions and other transactions	—	6	4	8
Impairment of equity investments without readily determinable fair value	—	—	18	—
Loss on change in fair value of publicly traded equity securities	—	6	6	55
Tax impact of intra-entity transfers of intellectual property and other related transactions (b)	(1,359)	—	(1,359)	—
Tax impact of adjusting items (c)	(17)	(4)	(44)	(16)
Adjusted net income attributable to Aptiv	$367	$364	$981	$606

Adjusted weighted average number of diluted shares outstanding (d)	283.01	283.47	283.44	283.47
Diluted net income per share attributable to ordinary shareholders	$5.76	$1.05	$7.17	$1.10
Adjusted net income per share	$1.30	$1.28	$3.46	$2.14

(a)	Adjustment is reduced by the portion of charges attributable to noncontrolling interest for our former majority owned Russian subsidiary. Our interest in this subsidiary was sold during the second quarter of 2023 and the subsidiary was deconsolidated.
(b)	In response to the OECD’s Pillar Two Directive, the Company initiated changes to its corporate entity structure, including intra-entity transfers of certain intellectual property to one of its subsidiaries in Switzerland during the third quarter of 2023. Furthermore, during the third quarter, the Company’s Swiss subsidiary was granted a ten year tax incentive, beginning in 2024. This adjustment represents the total income tax benefit recorded as a result of these transactions during the three and nine months ended September 30, 2023.
(c)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(d)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Each share of MCPS automatically converted on June 15, 2023 into 1.0754 Aptiv ordinary shares. Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS at the later of the beginning of the period or the time of issuance, and resulting issuance of the underlying ordinary shares applying the “if-converted” method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the nine months ended September 30, 2023) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the impact of the MCPS upon their conversion.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions)
Weighted average number of diluted shares outstanding	283.01	271.10	283.44	271.10
Weighted average MCPS Converted Shares	—	12.37	—	12.37
Adjusted weighted average number of diluted shares outstanding	283.01	283.47	283.44	283.47

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$1,637	$306	$2,047	$324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	226	190	666	574
Restructuring expense, net of cash paid	4	(8)	4	2
Working capital	72	(238)	(301)	(990)
Pension contributions	(6)	(6)	(20)	(15)
Increase in deferred income tax assets from intra-entity transfers of intellectual property and other related transactions	(1,359)	—	(1,359)	—
Other, net	172	193	235	435
Net cash provided by operating activities	746	437	1,272	330

Cash flows from investing activities:
Capital expenditures	(212)	(212)	(703)	(666)
Proceeds from business divestitures, net of cash sold	—	—	(17)	—
Cost of business acquisitions and other transactions, net of cash acquired	—	—	(83)	(220)
Proceeds from sale of technology investments	—	—	—	3
Cost of technology investments	—	(1)	(1)	(42)
Settlement of derivatives	7	5	6	9
Other, net	—	—	3	3
Net cash used in investing activities	(205)	(208)	(795)	(913)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net of cash acquired	—	—	83	220
Adjustment for cost of significant technology investments	—	—	—	40
Cash flow before financing	$541	$229	$560	$(323)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2023 (a)
	($ in millions)
Adjusted Operating Income	$	Margin (b)
Net income attributable to Aptiv	$2,275
Interest expense	285
Other income, net	(40)
Income tax benefit	(1,180)
Equity loss, net of tax	300
Net income attributable to noncontrolling interest (c)	20
Operating income	$1,660	8.3%
Amortization	240
Restructuring	140
Other acquisition and portfolio project costs	55
Compensation expense related to acquisitions	30
Adjusted operating income	$2,125	10.6%

Adjusted EBITDA
Net income attributable to Aptiv	$2,275
Interest expense	285
Income tax benefit	(1,180)
Net income attributable to noncontrolling interest (c)	20
Depreciation and amortization	920
EBITDA	$2,320	11.5%
Other income, net	(40)
Equity loss, net of tax	300
Restructuring	140
Other acquisition and portfolio project costs	55
Compensation expense related to acquisitions	30
Adjusted EBITDA	$2,805	14.0%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

Estimated Full Year
2023 (a)
Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to ordinary shareholders	$2,245
Mandatory convertible preferred share dividends	30
Net income attributable to Aptiv	2,275
Adjusting items:
Amortization	240
Restructuring	140
Other acquisition and portfolio project costs	55
Compensation expense related to acquisitions	30
Costs associated with acquisitions and other transactions	5
Loss on change in fair value of publicly traded equity securities	5
Loss on change in fair value of equity investments without readily determinable fair value	20
Tax impact of adjusting items (b)	(1,420)
Adjusted net income attributable to Aptiv	$1,350

Adjusted weighted average number of diluted shares outstanding	284.00
Diluted net income per share attributable to ordinary shareholders	$8.00
Adjusted net income per share	$4.75

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents the expected income tax impacts of the adjustments made for amortization, restructuring and other special items, including the tax impact of intra-entity transfers of certain intellectual property and other related transactions, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges are expected to be incurred.

Investor Contact:
Jane Wu
+1.617.603.7941
jane.wu@aptiv.com